UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Ajay Kapur

On June 7, 2024, Edgio, Inc. (the “Company”) announced that Ajay Kapur has stepped down as Chief Technology Officer of the Company, effective immediately. There were no disagreements between Mr. Kapur and the Company.

Separation Package for Mr. Kapur

The Company expects to enter into a separation and release agreement with Mr. Kapur memorializing the terms of the agreement. Mr. Kapur’s separation with the Company will constitute a termination by the Company without “cause” under his employment agreement. Pursuant to the terms of Mr. Kapur’s employment agreement, upon a termination by the Company without “cause”, in consideration for Mr. Kapur executing and not revoking a separation and release of claims agreement, Mr. Kapur would be entitled to receive the following severance payments and benefits: (i) continued salary payments equal to $213,467 payable over twelve (12) months following the date of his termination of employment (the “Severance Period”), (ii) vesting of 35,619 unvested RSUs and PRSUs; (iii) the retention of certain bonus payments equal to $106,250 for the calendar year 2024, and (iv) payment by the Company of the premiums required to be paid by Mr. Kapur to obtain continued healthcare coverage for him and his eligible dependents during the Severance Period. In addition, Mr. Kapur’s vested stock options, if any, would remain exercisable for six (6) months following the date of his termination of employment.

Since Mr. Kapur’s termination is without “cause”, such termination is considered a “Qualifying Termination” under Mr. Kapur’s Key Employee Offer Letter issued to him in connection with the Agreement and Plan of Merger by and among Limelight Networks, Inc., Moov Corporation, Mojo Merger Sub, Inc., Mojo Merger Sub, LLC and Fortis Advisors LLC dated July 28, 2021 (the “Merger Agreement”). Subject to Mr. Kapur executing and not revoking a separation and release of claims agreement, Mr. Kapur will receive the third and final retention payment under the Retention Holdback Amount under the Merger Agreement within 60 days of the date of the Qualifying Termination. Mr. Kapur will be paid the final Retention Holdback Amount on July 1, 2024 and he will receive $846,499.00 and the release of 5,739 shares of Edgio common stock.

As a condition to receiving the foregoing payment and benefits, Mr. Kapur would be required to continue to comply with the confidentiality, non-competition, non-solicitation and non-disparagement covenants to which he is subject.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2024	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary